CORDOVA OPTION AGREEMENT

     CORDOVA OPTION AGREEMENT, dated as of December 24, 2002, between AT&T Wireless Services, Inc., a Delaware corporation ("AWS"), AT&T Wireless Services of Alaska, Inc., a Delaware corporation ("AWS Alaska"), and Dobson Communications Corporation, an Oklahoma corporation ("DCC"). Capitalized terms not otherwise defined herein have the meanings given to such terms in the Exchange Agreement referred to below.

     WHEREAS, AWS Alaska is a wholly-owned subsidiary of AWS and a general partner of Cordova Wireless Partnership, an Alaska general partnership (the "Cordova Partnership") formed pursuant to a partnership agreement, dated February 11, 1997, between McCaw Communications of Anchorage, Inc. (the predecessor to AWS Alaska) and Cordova Wireless Communications, Inc. ("CWC"), as amended by that certain Letter Agreement between the same parties dated May 20, 1997 (the "Partnership Agreement"); and

     WHEREAS, AWS Alaska desires to grant to DCC, and DCC wishes to acquire from AWS Alaska, an option to purchase AWS Alaska's interest in the Cordova Partnership (the "Cordova Interest"), all in accordance with the terms hereof.

     NOW, THEREFORE, in consideration of the mutual covenants set forth below and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of AWS Alaska and DCC hereby agree as follows.

1.   Option to Purchase

     In consideration of Dobson Cellular Systems, Inc., an Oklahoma corporation, and an indirect wholly-owned subsidiary of DCC, entering into the Asset Exchange Agreement of even date herewith (the "Exchange Agreement") with AWS, AWS Alaska hereby grants to DCC an option to purchase the Cordova Interest for * (the "Option"), on the terms and subject to the conditions herein set forth, exercisable by written notice of election delivered to AWS in accordance with
Section 18.2 of the Exchange Agreement no later than 45 days after the date hereof (the "Option Expiration Date").

2.   Closing and Closing Date

     Subject to the terms and conditions hereof, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Edwards & Angell, LLP, 750 Lexington Avenue, New York, New York 10022, on the date (the "Closing Date") which is the latest of (a) the second day after the date that the FCC's consent to the assignment of the Cordova Interest by AWS Alaska to DCC becomes a Final Order and (b) the date on which all conditions set forth in Section 7 and Section 8 have been satisfied or waived; provided if such latest date is not a business day, the Closing Date shall be the next following business day.

3.   Assignment and Assumption

     At the Closing, (i) AWS Alaska will deliver to DCC, against payment of $1.00 by DCC, an instrument of assignment in mutually agreeable form as shall be effective to vest in DCC all of the right, title and interest of AWS Alaska and its Affiliates in and to the Cordova Interest free and clear of all Liens (other than the transfer restrictions set forth in Section 12 of the Partnership Agreement) and (ii) DCC and AWS Alaska will execute and deliver an assumption agreement in mutually agreeable form in order to effect the assumption by DCC of
(x) all Liabilities of AWS Alaska under the Partnership Agreement which are to be performed from and after the Closing (other than any Liability in connection with, resulting from or arising out of, directly or indirectly, any breach by AWS Alaska of any provision of the Partnership Agreement that occurs prior to Closing) and (y) all other Liabilities associated with the ownership of the Cordova Interest (other than any Liability in connection with, resulting from or arising out of, directly or indirectly, events, conditions and circumstances that occur or exist in the period prior to the Closing) (clauses (x) and (y) shall hereinafter be referred to as the "Assumed Liabilities"). Notwithstanding anything to the contrary set forth in this Agreement, DCC is not assuming and shall not be liable for any Liabilities of any nature whatsoever associated with the Cordova Interest other than the Assumed Liabilities (such other Liabilities being referred to as the "Nonassumed Liabilities").

4.   Representations of AWS and AWS Alaska

     AWS and AWS Alaska hereby jointly and severally represent and warrant to DCC that:

     (a) AWS and AWS Alaska are corporations duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and have all necessary corporate power and authority to own and operate their properties and to carry on their businesses as they are now being conducted and to carry out the transactions contemplated by this Agreement. AWS and AWS Alaska have the power and authority to execute and deliver and perform their obligations under this Agreement and to undertake the transactions contemplated hereby.

     (b) The Cordova Partnership is a general partnership duly organized and validly existing under the laws of the State of Alaska, and has all necessary power and authority to own and operate its properties and to carry on its business as is now being conducted or proposed to be conducted. A true and complete copy of the Partnership Agreement has previously been delivered to DCC. The Partnership Agreement has not been amended, except by a letter agreement dated May 20, 1997, and no rights thereunder have been waived by AWS Alaska. AWS Alaska and CWC are the only partners in the Cordova Partnership. On the date hereof, AWS Alaska has a 49% ownership interest in the Cordova Partnership, and the balance in its capital account in the Cordova Partnership represents 49% of the aggregate balances in the capital accounts of the partners of the Cordova Partnership. The Cordova Interest and, to the knowledge of AWS Alaska, CWC's interest in the Cordova Partnership have been duly authorized and are fully paid as of the date hereof. To the knowledge of AWS Alaska, there are no subscriptions, warrants, options, convertible securities, calls, rights, Contracts, understandings or commitments of any character obligating the Cordova Partnership to issue, deliver or sell any interest in the Cordova Partnership to any person. AWS Alaska has not granted any subscriptions, warrants, options, calls, rights, tag-along rights, drag-along rights, rights of first refusal, Contracts, commitments, voting trusts, proxies, understandings, restrictions or arrangements relating to the Cordova Interest other than as set forth in the Cordova Partnership Agreement. AWS Alaska has not, as of the date hereof, received written notice of any capital call that will be due after the Closing Date. AWS Alaska has satisfied all capital calls, contribution requirements and similar obligations to make contributions or investments in Cordova and is not in default under the Partnership Agreement. To the knowledge of AWS and AWS Alaska, CWC has satisfied all capital calls, contribution requirements and similar obligations to make contributions or investments in the Cordova Partnership and is not in default under the Partnership Agreement. To the knowledge of AWS, the Cordova Partnership is not in default under its roaming agreement with AWS. Except for the roaming agreement between AWS and the Cordova Partnership, neither AWS nor AWS Alaska nor any of their Affiliates have entered into any agreements relating to the Cordova Partnership with CWC, the Cordova Partnership or any of their Affiliates. For purposes of this Section 4(b), "to the knowledge" of AWS or AWS Alaska means the actual knowledge of the officers and employees of AWS and its subsidiaries.

     (c) The execution, delivery and performance of this Agreement by AWS and AWS Alaska, and the transfer of the Cordova Interest to DCC have been duly and validly authorized and approved by all necessary corporate action. This Agreement is a valid and binding obligation of AWS and AWS Alaska, enforceable against them in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting creditors' rights generally.

     (d) AWS Alaska has good and marketable title to the Cordova Interest, free and clear of all Liens (other than the transfer restrictions set forth in Section 12 of the Partnership Agreement). The transfer of the Cordova Interest from AWS Alaska to DCC in accordance with the terms of this Agreement is not prohibited or restricted under the Partnership Agreement and does not require any consent or notice to any person (other than the FCC).

5.   Representations of DCC

     DCC hereby represents and warrants to AWS and AWS Alaska that:

     (a) DCC is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Oklahoma and has all necessary corporate power and authority to own and operate its properties and to carry on its business as it is now being conducted and to carry out the transactions contemplated by this Agreement. DCC has the power and authority to execute, deliver and perform its obligations under this Agreement and to undertake the transactions contemplated hereby.

     (b) The execution, delivery and performance of this Agreement by DCC has been duly and validly authorized and approved by all necessary corporate action. This Agreement is a valid and binding obligation of DCC, enforceable against DCC in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting creditors' rights generally.

6.   Covenants of the Parties

     (a) In the event that the Option is exercised by DCC, then each of DCC and AWS Alaska covenants and agrees that it will fully cooperate with the other, and do all things reasonably necessary to assist the other to make such filings required by FCC Law with regard to FCC Authorizations held by the Cordova Partnership, as soon as practicable after the date the Option is exercised, including, without limitation, the furnishing of financial and other information specifically with respect to DCC, AWS or AWS Alaska, as the case may be, reasonably required by the person whose consent or approval is being sought. Each party (the "Notifying Party") shall use all commercially reasonable efforts to provide adequate prior written notice to the other (the "Notified Party") of any meeting with Governmental Authorities the purpose of which is to seek a consent or approval to the transactions contemplated hereby or resulting from any notice being filed, and the Notified Party shall have the right to attend all such meetings with appropriate Governmental Authorities for the purpose of obtaining such consents or approvals and responding to issues resulting from the filing of a notice. DCC hereby agrees to file the necessary applications and other filings with the FCC seeking consent to the assignment of the Cordova Interest to DCC, and to file for all other necessary regulatory approvals for the consummation of the transactions contemplated by this Agreement, within 15 business days following the exercise of the Option, and to diligently pursue the processing of any such applications and filings before the FCC and other applicable Governmental Authorities. AWS and AWS Alaska agree to take all commercially reasonable actions to cause CWC, as the managing partner of the Cordova Partnership, to file the necessary applications and other filings with the FCC seeking consent to the assignment of the Cordova Interest to DCC, and to file for all other necessary regulatory approvals for the consummation of the transactions contemplated by this Agreement, within 15 business days following the exercise of the Option, and to diligently pursue the processing of any such applications and filings before the FCC and other applicable Governmental Authorities. Neither party shall take any action or fail to take any action if such act or omission is likely to cause a delay in, or the FCC not to grant its consent to, the assignment of the FCC Authorizations contemplated hereby, it being understood that if any petition to deny is filed against the transfer of the FCC Authorizations principally by reason of the qualifications of only one of the parties to this transaction, then it shall be the primary responsibility of such party to defend against any allegations in such petition. DCC and AWS Alaska shall each pay their own filing fees in connection with any filings pursuant to this Section 6(a).

     (b) Prior to the Closing Date, (i) AWS shall perform in all material respects its obligations under its roaming agreement with the Cordova Partnership and maintain in accordance with past practices its roaming relationship with the Cordova Partnership, except as otherwise required by Law, provided that the Cordova Partnership has complied in all material respects with its obligations under the roaming agreement; (ii) AWS Alaska shall perform in all material respects its obligations under the Partnership Agreement, including the payment of (x) all capital calls made prior to the Option Expiration Date, and (y) all capital calls made thereafter but prior to the Closing Date consistent with past practice of the Cordova Partnership; * (iii) AWS Alaska shall refrain from agreeing to amend the Partnership Agreement without DCC's prior written approval (such approval not to be unreasonably withheld or delayed); (iv) AWS Alaska shall notify DCC promptly after learning of (x) the institution of any material action against the Cordova Partnership in any court, or before the FCC or any Governmental Authority, or (y) entry of any administrative or court order relating to the Cordova Partnership; and (v) AWS shall promptly furnish to DCC copies of all material written communications between AWS or its Affiliates and CWC or the Cordova Partnership.

     (c) From and after the Closing, AWS Alaska shall no longer (i) be a general partner of the Cordova Partnership or entitled to any of the rights of a person having such status, including without limitation with respect to distributions (liquidating or otherwise) from and allocations of the profits, losses, gains, deductions and credits of, the Cordova Partnership, in each case in respect of the period following the Closing (it being understood and agreed that AWS Alaska shall be entitled to its allocable share of such items in respect of the period prior to Closing), and (ii) have any obligations in respect of the Cordova Partnership, as a general partner, under the Partnership Agreement or otherwise, other than the Nonassumed Liabilities.

     (d) Each party agrees to take any and all additional actions and to execute, acknowledge and deliver any and all further documents which any other party may reasonably request in order to effect the intent and purposes of this Agreement.

7.   Conditions to Obligation of AWS and AWS Alaska to Close

     The obligation of AWS and AWS Alaska to consummate the transactions contemplated hereby shall be conditioned upon the satisfaction or fulfillment, at or prior to the Closing Date, of the following conditions, unless waived by AWS and AWS Alaska:

     (a) Each of the representations and warranties made by DCC in this Agreement shall be true and correct in all material respects on and as of each of the date hereof and the Closing Date (unless such representation or warranty is made as of a particular date in which case such representation or warranty will be considered only as of such particular date). DCC shall have complied with and performed in all material respects all of the agreements and covenants required by this Agreement to be performed or complied with by DCC on or prior to the Closing Date. DCC shall have furnished AWS Alaska with a certificate of an officer of DCC, dated as of the Closing Date, certifying to the fulfillment of the foregoing conditions.

     (b) On the Closing Date, no suit, action or other proceeding, or injunction or final judgment relating thereto, shall be threatened or be pending before any arbitrator or Governmental Authority in which it is sought to restrain or prohibit the consummation of the transactions contemplated hereby or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby. (c) All Governmental Authorizations and any third party consents required to be obtained prior to the Closing Date by either party in order to consummate the transactions contemplated herein, and the consent of CWC to the assignment by AWS Alaska of its rights under the Partnership Agreement to DCC, shall have been made or obtained free of conditions materially adverse to AWS and AWS Alaska.

     (d) The closing under the Exchange Agreement shall have occurred.

     (e) DCC shall have made the deliveries contemplated by Section 3.

8.   Conditions to Obligation of DCC to Close

     The obligation of DCC to consummate the transactions contemplated hereby shall be conditioned upon the satisfaction or fulfillment, at or prior to the Closing Date, of the following conditions, unless waived by DCC:

     (a) Each of the representations and warranties made by AWS and AWS Alaska in this Agreement shall be true and correct in all material respects on and as of each of the date hereof and the Closing Date (unless such representation or warranty is made as of a particular date in which case such representation or warranty will be considered only as of such particular date). AWS and AWS Alaska shall have complied with and performed in all material respects all of the agreements and covenants required by this Agreement to be performed or complied with by AWS and AWS Alaska on or prior to the Closing Date. AWS shall have furnished DCC with a certificate of an officer of AWS, dated as of the Closing Date, certifying to the fulfillment of the foregoing conditions.

     (b) On the Closing Date, no suit, action or other proceeding, or injunction or final judgment relating thereto, shall be threatened or be pending before any arbitrator or Governmental Authority in which it is sought to restrain or prohibit the consummation of the transactions contemplated hereby or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

     (c) All Governmental Authorizations and third party consents required to be obtained prior to the Closing Date by either party in order to consummate the transactions contemplated herein, and the consent of CWC to the assignment by AWS Alaska of its rights under the Partnership Agreement to DCC, shall have been made or obtained free of conditions materially adverse to DCC.

     (d) The closing under the Exchange Agreement shall have occurred.

     (e) AWS and AWS Alaska shall have made the deliveries contemplated by
Section 3.

9.   Indemnification

     (a) Notwithstanding the Closing, subject to the terms of this Section 9, DCC agrees to indemnify and to hold the AWS Indemnified Parties harmless from and against and in respect of any Liability, action, suit, demand, judgment, cost of investigation and reasonable attorney fees (but excluding any Liabilities assumed pursuant to Section 3 and any exemplary, consequential or punitive damages) (collectively, "AWS Losses"), sustained, incurred or paid by any AWS Indemnified Party in connection with, resulting from or arising out of, directly or indirectly: (i) any breach of a representation or warranty on the part of DCC under this Agreement, (ii) any breach or nonfulfillment of any covenant on the part of DCC under this Agreement, or (iii) any and all Assumed Liabilities.

     (b) Notwithstanding the Closing, subject to the terms of this Section 9, AWS agrees to indemnify and to hold the DCC Indemnified Parties harmless from and against and in respect of any Liability, action, suit, demand, judgment, cost of investigation and reasonable attorney fees (but excluding any Liabilities assumed pursuant to Section 3 and any exemplary, consequential or punitive damages) (collectively, "DCC Losses"), sustained, incurred or paid by any DCC Indemnified Party in connection with, resulting from or arising out of, directly or indirectly: (i) any breach of a representation or warranty on the part of AWS under this Agreement, (ii) any breach or nonfulfillment of any covenant on the part of AWS under this Agreement, or (iii) any and all Nonassumed Liabilities.

     (c) The provisions of Sections 13.3 and 13.8 of the Exchange Agreement are hereby incorporated by reference into this Agreement mutandis mutatis.

     (d) The aggregate liability of the Defending Party under each of Section 9(a)(i) or Section 9(b)(i) shall not exceed $10,000, provided, that the foregoing limitation shall not apply to (i) any intentional breach of a representation or warranty or (ii) any breach by AWS of the fifth sentence of
Section 4(b), the first sentence of Section 4(c) or the first sentence of
Section 4(d) or any breach by DCC of the first sentence of Section 5(b).

     (e) From and after the Closing Date, the indemnification rights contained in this Section 9 shall constitute the sole and exclusive remedies of the parties hereunder, and shall supersede and displace all other rights that either party may have under Law, with respect to any breach of any of the representations and warranties made by the parties in this Agreement or in any certificate, schedule, statement, document or instrument furnished hereunder or in connection with the execution and performance of this Agreement.

     (f) All representations and warranties made by the parties in this Agreement or in any certificate, schedule, statement, document or instrument furnished hereunder shall survive for a period lasting eighteen months after Closing, except that the representations set forth in the fifth sentence of
Section 4(b), the first sentence of Section 4(c), the first sentence of Section 4(d) and the first sentence of Section 5(b) shall survive Closing indefinitely. Any claim by a party based upon breach of any such representation or warranty must be submitted to the other party prior to or at the expiration of the applicable survival period, along with a written explanation in reasonable detail of the specifics of such breach. In the case of any claim submitted within such time period, the right of the party submitting the claim to recover from the other party with respect to such claim shall not be dependent on the claim being resolved or the losses being incurred within such time period. The right to indemnification hereunder shall not be affected by any investigation or audit conducted before or after the Closing Date or the actual or constructive knowledge of any party and each party shall be entitled to rely upon the representations and warranties set forth herein regardless of any such investigation or knowledge. The waiver of any condition regarding the accuracy of any representation or warranty, or regarding the performance of or compliance with any covenant or obligation, will not affect the right of indemnification or any other remedy of the waiving party after Closing based on the inaccuracy of such representation or warranty or the nonperformance of or noncompliance with such covenant or obligation.

     (g) DCC acknowledges and agrees that AWS and AWS Alaska do not make, and have not made, any representations or warranties relating to the Cordova Interest or the Cordova Partnership or its business or assets other than the representations and warranties expressly set forth in this Agreement. In addition, DCC acknowledges and agrees that AWS and AWS Alaska have not made any implied warranties including implied warranties of merchantability or fitness for a specific purpose with regard to the Cordova Interest.

10.  Termination

     This Agreement may be terminated and the transactions contemplated hereby may be abandoned, by written notice given to the other party, at any time prior to the Closing:

     (a) by DCC acting alone (prior to the exercise of the Option) or by mutual written consent of DCC and AWS Alaska;

     (b) by either DCC or AWS Alaska, if any court of competent jurisdiction in the United States or other United States Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the sale of the Cordova Interest to DCC (which DCC and AWS Alaska shall have used all commercially reasonable efforts to have lifted or reversed) and such order, decree, ruling or other action shall have become final and nonappealable;

     (c) subject to Section 10(e), by AWS Alaska, if, as of any date, DCC shall have breached any of its representations, warranties or covenants such that the condition set forth in Section 7(a) shall not be satisfied as of such date;

     (d) subject to Section 10(e), by DCC, if, as of any date, AWS Alaska shall have materially breached any of its representations, warranties or covenants such that the condition set forth in Section 8(a) shall not be satisfied as of such date; or

     (e) by either DCC or AWS Alaska upon the termination of the Exchange Agreement.

11.  Miscellaneous

     (a) The provisions of Section 18 of the Exchange Agreement (except for Sections 18.1(b) and (c), 18.4, 18.5 and 18.10) are hereby incorporated by reference into this Agreement mutatis mutandis.

     (b) This Agreement merges all previous negotiations and agreements between the parties hereto, either verbal or written, and constitutes the entire agreement and understanding between the parties, with respect to the subject matter of this Agreement.

     (c) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (by operation of law or otherwise) by either AWS or AWS Alaska, on the one hand, or DCC, on the other hand, without the prior written consent of the other, which consent will not be unreasonably withheld or delayed; provided, however, that at any time prior to the filing of the necessary applications and other filings with the FCC seeking consent to the assignment of the Cordova Interest, DCC may assign its rights under this Agreement to a direct or indirect wholly-owned subsidiary of DCC; provided, further, however, that no such assignment shall relieve DCC of any of its obligations under this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed this Cordova Option Agreement as of the date first above written.

                            AT&T WIRELESS SERVICES, INC.

                            By:  MARK D. BRADNER
                               Name:  Mark D. Bradner
                               Title: Vice President, Corporate Development


                            AT&T WIRELESS SERVICES OF ALASKA, INC.

                            By:  MARK D. BRADNER
                               Name:  Mark D. Bradner
                               Title: Vice President


                            DOBSON COMMUNICATIONS CORPORATION

                            By:  THOMAS A. COATES
                               Name:  Thomas A. Coates
                               Title: Vice President

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*    Confidential information has been omitted and filed separately with the
     Securities and Exchange Commission.